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                                                                   EXHIBIT 4 (e)

                    -----------------------------------------




                          SECOND SUPPLEMENTAL INDENTURE


                                     between


                       PANHANDLE EASTERN PIPE LINE COMPANY
                                     Issuer

                                       and


                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
                                     Trustee


                           Dated as of March 27, 2000



                 ----------------------------------------------




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                                Table of Contents

                                   ARTICLE I.

                                   DEFINITIONS


SECTION 1.01      Definition of Terms..........................................2


                                   ARTICLE II.

                         GENERAL TERMS AND CONDITIONS OF
                                 THE 2010 NOTES


SECTION 2.01      Designation and Principal Amount of Series A Notes...........7
SECTION 2.02      Maturity of Series A Notes...................................8
SECTION 2.03      Interest on Series A Notes...................................8
SECTION 2.04      Redemption of Series A Notes.................................8
SECTION 2.05      Form of Series A Notes.......................................8
SECTION 2.06      Designation and Principal Amount of Series B Notes...........9
SECTION 2.07      Maturity of Series B Notes...................................9
SECTION 2.08      Interest on Series B Notes...................................9
SECTION 2.09      Redemption of Series B Notes.................................9
SECTION 2.10      Form of Series B Notes.......................................9


                                  ARTICLE III.

                                    COVENANTS


SECTION 3.01      Limitation on Restricted Payments...........................10
SECTION 3.02      Limitation on Liens.........................................12
SECTION 3.03      Restriction on Sale-Leasebacks..............................14
SECTION 3.04      Applicability of Covenants..................................15


                                   ARTICLE IV.

                                     DEFAULT

SECTION 4.01      General.....................................................15
SECTION 4.02      Additional Event of Default.................................15






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                                   ARTICLE V.

                                   DEFEASANCE


SECTION 5.01      General.....................................................15
SECTION 5.02      Covenant Defeasance.........................................15


                                   ARTICLE VI.

                                  FORM OF NOTES


SECTION 6.01      Form of Notes...............................................16


                                  ARTICLE VII.

                             ORIGINAL ISSUE OF NOTES


SECTION 7.01      Original Issue of Notes.....................................38


                                  ARTICLE VIII.

                                  MISCELLANEOUS


SECTION 8.01      Ratification of Indenture...................................38
SECTION 8.02      Trustee Not Responsible for Recitals........................38
SECTION 8.03      Governing Law...............................................38
SECTION 8.04      Separability................................................39
SECTION 8.05      Counterparts................................................39









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         SECOND SUPPLEMENTAL INDENTURE, dated as of March 27, 2000 (the "Second
Supplemental Indenture"), between Panhandle Eastern Pipe Line Company, a Delaware corporation (the "Issuer"), and Bank One Trust Company, National Association, as trustee (the "Trustee") under the indenture dated as of March 29, 1999 among the Issuer, CMS Panhandle Holding Company, a Michigan company, and NBD Bank, as trustee (the "Base Indenture" and, as so supplemented, the "Indenture").

         WHEREAS, CMS Panhandle Holding Company and the Issuer executed and delivered the Base Indenture to NBD Bank to provide for the future issuance of CMS Panhandle Holding Company's unsecured debt securities guaranteed by the Issuer, to be issued from time to time in one or more series as might be determined by CMS Panhandle Holding Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

         WHEREAS, the Issuer, CMS Panhandle Holding Company, and NBD Bank executed the First Supplemental Indenture dated as of March 29, 1999, under which CMS Panhandle Holding Company issued a series of Debt Securities in three tranches known as its 6.125% Senior Notes due 2004, 6.500% Senior Notes due 2009 and 7.000% Senior Notes due 2029 in aggregate principal amounts of $300,000,000, $200,000,000 and $300,000,000, respectively;

         WHEREAS, Panhandle Eastern Pipe Line Company has become the Issuer as provided for in the Base Indenture as a result of the merger of CMS Panhandle Holding Company into Panhandle Eastern Pipe Line Company, effective June 15, 1999; Bank One Trust Company, National Association has become the Trustee provided for in the Base Indenture as a result of the merger of NBD Bank into Bank One Trust Company, National Association;

         WHEREAS, pursuant to the terms of the Base Indenture, the Issuer desires to provide for the establishment of a new series of its Debt Securities to be known as its 8.25% Senior Notes due 2010, Series A, in the principal amount of $100,000,000 (the "Series A Notes"), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Second Supplemental Indenture;

         WHEREAS, the Issuer and the Initial Purchaser named therein have entered into a Registration Rights Agreement, dated as of March 27, 2000 (the "Registration Rights Agreement"), which requires the Issuer to use its best efforts to make an Exchange Offer which would enable holders of Series A Notes to exchange such Notes for Notes not subject to certain restrictions under the Securities Act or to cause a Shelf Registration Statement to be declared effective with respect to the Series A Notes (in each case as defined in such Registration Rights Agreement);

         WHEREAS, the Issuer wishes to establish the forms and terms of a series of Notes to be issued in exchange for Series A Notes as so contemplated, such Notes to be known as the Issuer's "8.25% Senior Notes Due 2010, Series B," in the principal amount of $100,000,000 (the "Series B Notes"), provide for the issuance of such Notes, and amend and add


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certain provisions to the Original Indenture for the benefit of the holders of the Series B Notes; and

         WHEREAS, the Issuer has requested that the Trustee execute and deliver this Second Supplemental Indenture, and all requirements necessary to make this Second Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Series A Notes, when executed by the Issuer and authenticated and delivered by the Trustee, the valid obligations of the Issuer, have been performed, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects:

         NOW THEREFORE, in consideration of the purchase and acceptance of the Series A Notes and the Series B Notes (such Series A Notes and Series B Notes being sometimes referred to herein as the "2010 Notes") to be issued hereunder by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the 2010 Notes and the terms, provisions and conditions thereof, the Issuer covenants and agrees with the Trustee as follows:


                                   ARTICLE I.

                                   DEFINITIONS

         SECTION 1.1 Definition of Terms.

         Unless the context otherwise requires:

         (a) a term defined in the Base Indenture has the same meaning when used in this Second Supplemental Indenture;

         (b) a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

         (c) the singular includes the plural and vice versa;

         (d) a reference to a Section or Article is to a Section or Article of this Second Supplemental Indenture;

         (e) headings are for convenience of reference only and do not affect interpretation;

         (f) the following terms have the meanings given to them in this Section 1.01(f):

         "Adjusted Consolidated Net Income" means, for any period, the net income of the Issuer and its Consolidated Subsidiaries, plus (i) depreciation and amortization expense of the



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Issuer and its Consolidated Subsidiaries, (ii) income taxes and deferred taxes of the Issuer and its Consolidated Subsidiaries and (iii) other non-cash charges, in each case, determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that there shall not be included in such Adjusted Consolidated Net Income (i) any net income of any Person if such Person is not a Subsidiary, except that (A) the Issuer's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or a Consolidated Subsidiary as a dividend or other distribution and (B) the Issuer's equity in a net loss of any such Person for such period shall be included in determining such Adjusted Consolidated Net Income; and (ii) any net income of any Person acquired by the Issuer or a Subsidiary in a pooling-of-interests transaction for any period prior to the date of such acquisition.

         "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock, including any Preferred Stock or letter stock; provided that Hybrid Preferred Securities are not considered Capital Stock for purposes of this definition.

         "Consolidated Debt" means the total Debt of the Issuer and its Consolidated Subsidiaries, as set forth on the consolidated balance sheet of the Issuer and its Consolidated Subsidiaries for the Issuer's most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

         "Consolidated Interest Expense" means, for any period, the total interest expense in respect of Consolidated Debt of the Issuer and its Consolidated Subsidiaries, including, without duplication, (i) interest expense attributable to capital leases, (ii) amortization of debt discount, (iii) capitalized interest, (iv) cash and noncash interest payments, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs under Interest Rate Protection Agreements (including amortization of discount) and (vii) interest expense in respect of obligations of other Persons that constitutes Debt of the Issuer or any of its Consolidated Subsidiaries, provided, however, that Consolidated Interest Expense shall exclude any costs otherwise included in interest expense recognized on early retirement of debt.

         "Consolidated Net Tangible Assets" means, at any date of determination, the total amount of assets after deducting therefrom (i) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt), and (ii) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth on the consolidated balance sheet of the Issuer and its Consolidated Subsidiaries for the Issuer's most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles. "Intangible assets" does not include any value write-up of tangible assets (other than in connection with the acquisition of the Issuer and its affiliated companies by CMS Energy) in connection with acquisition transactions accounted for on a purchase method.



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         "Consolidated Subsidiary" means any Subsidiary whose accounts are or are required to be consolidated with the accounts of the Issuer in accordance with generally accepted accounting principles.

         "CMS Energy" means CMS Energy Corporation, a Michigan corporation and any successor entity.

         "Debt" means any obligation created or assumed by any Person for the repayment of money borrowed and any purchase money obligation created or assumed by such Person.

         "Exchangeable Stock" means any Capital Stock of a corporation that is exchangeable or convertible into another security (other than Capital Stock of such corporation that is neither Exchangeable Stock nor Redeemable Stock).

         "Fixed Charge Coverage Ratio" means the ratio of Adjusted Consolidated Net Income plus Consolidated Interest Expense to Consolidated Interest Expense, for the four fiscal quarters of the Issuer ending immediately prior to the date of determination (or, in respect of any such determination occurring prior to March 31, 2000, the number of full fiscal quarters that shall have elapsed from March 29, 1999).

         "Funded Debt" means all Debt maturing one year or more from the date of the creation thereof, all Debt directly or indirectly renewable or extendable, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

         "Global Note" means a Note or Notes represented by a Global Security.

         "Hybrid Preferred Securities" means preferred securities issued by a Hybrid Preferred Securities Subsidiary, where such preferred securities have the following characteristics: (i) such Hybrid Preferred Securities Subsidiary lends substantially all of the proceeds from the issuance of such preferred securities to the Issuer in exchange for subordinated debt issued by the Issuer, respectively; (ii) such preferred securities contain terms providing for the deferral of distributions corresponding to provisions providing for the deferral of interest payments on such subordinated debt; and (iii) the Issuer makes periodic interest payments on such subordinated debt, which interest payments are in turn used by the Hybrid Preferred Securities Subsidiary to make corresponding payments to the holders of the Hybrid Preferred Securities.

         "Hybrid Preferred Securities Subsidiary" means any business trust or limited partnership (or similar entity) (i) all of the common equity interest of which is owned (either directly or indirectly through one or more wholly-owned Subsidiaries of the Issuer) at all times by the Issuer, (ii) that has been formed for the purpose of issuing Hybrid Preferred Securities and



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(iii) substantially all of the assets of which consist at all times solely of subordinated debt issued by the Issuer and payments made from time to time on such subordinated debt.

         "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Issuer or any Subsidiary against fluctuations in interest rates.

         "Leverage Ratio" means 100% multiplied by the ratio of Consolidated Debt to Total Capital at the end of the most recent fiscal quarter preceding the date of determination.

         "Lien" means any mortgage, pledge, security interest, charge, lien or other encumbrance of any kind, whether or not filed, recorded or perfected under applicable law.

         "Loan" means any direct or indirect advance (other than advances to customers in the ordinary course of business that are recorded as receivables on the balance sheet of the Person making such advances), loan or other extension of credit (including by way of guarantee or similar arrangement) to another Person or any purchase of Debt issued by another Person, where such advance, loan, extension of credit or Debt is subordinated in right of payment to the senior creditors of the borrower.

         "Moody's" means Moody's Investors Service, Inc., and any successor thereto which is a nationally recognized statistical rating organization, or if such entity shall cease to rate the Series A Notes or shall cease to exist and there shall be no such successor thereto, any other nationally recognized statistical rating organization selected by the Issuer which is acceptable to the Trustee.

         "Non-Convertible Capital Stock" means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible Capital Stock other than Preferred Stock of such corporation; provided, however, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

         "Permitted Liens" means: (i) Liens upon rights-of-way for pipeline purposes; (ii) any governmental Lien, mechanics', materialmen's, carriers' or similar Lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined Lien which is incidental to construction; (iii) the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property; (iv) Liens for taxes and assessments which are (A) for the then current year, (B) not at the time delinquent, or (C) delinquent but the validity of which is being contested at the time by the Issuer or any Subsidiary in good faith; (v) Liens of, or to secure performance of, leases; (vi) any Lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings; (vii) any Lien upon property or assets acquired or sold by the Issuer or any Restricted Subsidiary resulting from the exercise of any rights arising out of defaults on



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receivables; (viii) any Lien incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations; (ix) any Lien upon any property or assets in accordance with customary banking practice to secure any Debt incurred by the Issuer or any Restricted Subsidiary in connection with the exporting of goods to, or between, or the marketing of goods in, or the importing of goods from, foreign countries; or (x) any Lien in favor of the United States of America or any state thereof, or any other country, or any political subdivision of any of the foregoing, to secure partial, progress, advance or other payments pursuant to any contract or statute, or any Lien securing industrial development, pollution control or similar revenue bonds.

         "Principal Property" means any natural gas pipeline system, natural gas gathering system or natural gas storage facility located in the United States, except any such property that in the opinion of the Board of Directors is not of material importance to the business conducted by the Issuer and its Consolidated Subsidiaries taken as a whole.

         "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed prior to the 90th day before the stated maturity of any of the outstanding Notes or is redeemable at the option of the holder thereof at any time prior to the 90th day before the stated maturity of any of the outstanding Notes.

         "Restricted Subsidiary" means any Subsidiary of the Issuer owning or leasing any Principal Property.

         "Sale-Leaseback Transaction" means, with respect to the Issuer or any Restricted Subsidiary, the sale or transfer by the Issuer or such Restricted Subsidiary of any Principal Property to a Person (other than the Issuer or a Subsidiary) and the taking back by the Issuer or such Restricted Subsidiary, as the case may be, of a lease of such Principal Property. With respect to the Issuer, "Sale-Leaseback Transaction" means the sale or transfer by the Issuer of any assets or property to another Person and the taking back by the Issuer of a lease of such assets or property.

         "Standard & Poor's" means Standard & Poor's Ratings Group, a division of McGraw Hill Inc., and any successor thereto which is a nationally recognized statistical rating organization, or if such entity shall cease to rate the Series A Notes or shall cease to exist and there shall be no such successor thereto, any other nationally recognized statistical rating organization selected by the Issuer which is acceptable to the Trustee.

         "Subsidiary" means, with respect to any Person, (i) any corporation at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, (ii) any limited liability company, general partnership, joint venture or similar entity, at least a majority of whose outstanding membership, partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person



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and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner.

         "Total Capital" means the sum of (i) Consolidated Debt and (ii) Capital Stock, Hybrid Preferred Securities, premium on Capital Stock, capital surplus, capital in excess of par value and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of Capital Stock of the Issuer held in treasury, all as set forth on the consolidated balance sheet of the Issuer and its Consolidated Subsidiaries for the Issuer's most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

         "Voting Stock" means securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors (or persons performing similar functions).


                                   ARTICLE II.

                         GENERAL TERMS AND CONDITIONS OF
                                 THE 2010 NOTES

         SECTION 2.1 Designation and Principal Amount of the Series A Notes.

         There is hereby authorized a single series of Debt Securities designated as follows:

         (a) (1) The "8.25% Senior Notes due 2010, Series A," limited in aggregate principal amount to $100,000,000, which amount shall be as set forth in any written order of the Issuer for the authentication and delivery of Notes pursuant to Section 2.04 of the Base Indenture.

         SECTION 2.2 Maturity of the Series A Notes.

         The Series A Notes will mature on April 1, 2010.

         SECTION 2.3 Interest on the Series A Notes.

         Interest shall accrue from the date, and shall be payable on the Series A Notes in the amount, and as otherwise set forth in the form of the Note appearing in Article VI of this Second Supplemental Indenture.

         SECTION 2.4 Redemption of the Series A Notes.




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         The Series A Notes may be redeemed at the option of the Issuer at any time from time to time, in whole or in part, in the manner set forth in the form of the Series A Notes appearing in Article VI of this Second Supplemental Indenture.

         SECTION 2.5 Form of the Series A Notes.

         The form of the Series A Notes shall be substantially in the form provided for in Article VI. The term of the Series A Notes form part of this Second Supplemental Indenture. The Series A Notes may be represented by one or more Global Notes in definitive, registered form. The Series A Notes will be initially issued as Global Notes registered in the name of Cede & Co. (as nominee for the Depository Trust Company ("DTC"), New York, New York, which, together with its nominees and their successors, is hereby designated the Depositary for the Series A Notes). The Series A Notes shall initially contain restrictions on transfer, substantially as described in the form set forth in
Article VI. Each Note, whether in the form of a Global Note or in certificated form, shall initially bear a non-registration legend and a Restricted Certificate of Transfer, in each case in substantially the form set forth in such form.

         It is contemplated that beneficial interests in Notes owned by qualified institutional buyers (as defined in Rule 144A under the Securities
Act) ("QIBs") or sold to QIBs in reliance upon Rule 144A under the Securities Act will be represented by one or more global certificates registered in the name of Cede & Co., as registered owner and as nominee for DTC; Notes acquired by Institutional Accredited Investors (as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act) ("IAIs") and other eligible transferees, who are not QIBs and who are not foreign purchasers pursuant to Regulation S under the Securities Act, will be in certificated form. The Trustee and the Issuer will have no responsibility under the Indenture for transfers of beneficial interests in the Series A Notes. So long as a Note bears a non-registration legend and a Restricted Transfer Certificate the Trustee shall authenticate and issue new Notes upon a registration of transfer only upon receipt of a Restricted Transfer Certificate in the form set forth in Article VI. The Trustee shall refuse to register any transfer of a Note in violation of the legend set forth on such Note and without appropriate completion of the Restricted Transfer Certificate on such Note.

         Subject to the conditions set forth therein and in the Indenture, pursuant to the Registration Rights Agreement, the non-registration legend and the Restricted Transfer Certificate may be removed or rendered inapplicable in the event of an Exchange Offer or the effectiveness of a Shelf Registration Statement, in each case, in respect of the Series A Notes.

         SECTION 2.06 Designation and Principal Amount of the Series B Notes.

         There is hereby authorized a single series of Debt Securities designated as follows:

         (a) (1) The "8.25% Senior Notes due 2010, Series B," limited in aggregate principal amount to $100,000,000, which amount shall be as set forth in any written order of the



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Issuer for the authentication and delivery of Notes pursuant to Section 2.04 of the Base Indenture.

         SECTION 2.07 Maturity of the Series B Notes.

         The Series B Notes will mature on April 1, 2010.

         SECTION 2.08 Interest on the Series B Notes.

         Interest shall accrue from the date, and shall be payable on the Series B Notes in the amount, and as otherwise set forth in the form of the Note appearing in Article VI of this Second Supplemental Indenture.

         SECTION 2.09 Redemption of the Series B Notes.

         The Series B Notes may be redeemed at the option of the Issuer at any time from time to time, in whole or in part, in the manner set forth in the form of the Series B Notes appearing in Article VI of this Second Supplemental Indenture.

         SECTION 2.10 Form of the Series B Notes.

         The form of the Series B Notes shall be substantially in the form provided for in Article VI. The term of the Series B Notes form part of this Second Supplemental Indenture. The Series B Notes may be represented by one or more Global Notes in definitive, registered form. The Series B Notes will be initially issued as Global Notes registered in the name of Cede & Co. (as nominee for the Depository Trust Company ("DTC"), New York, New York, which, together with its nominees and their successors, is hereby designated the Depositary for the Series B Notes).




                                  ARTICLE III.

                                    COVENANTS

         SECTION 3.1 Limitation on Restricted Payments.

         (a) So long as any of the 2010 Notes are outstanding and until either:

               (1) such Notes are rated Baa1 (or an equivalent rating) or higher by Moody's and BBB+ (or an equivalent rating) or higher by Standard & Poor's; or

               (2) so long as the Issuer is a Subsidiary of CMS Energy, the long-term senior unsecured debt rating of CMS Energy is rated Baa3 (or an equivalent



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         rating) or higher by Moody's and BBB- (or an equivalent rating) or higher by Standard & Poor's;

in each case at which time the Issuer will be permanently released from the provisions of this Section 3.01(b), the Issuer will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

               (i) declare or pay any dividend or make any distribution on the Capital Stock of the Issuer to the direct or indirect holders of its Capital Stock (except dividends or distributions payable solely in its Non-Convertible Capital Stock or in options, warrants or other rights to purchase such Non-Convertible Capital Stock and except dividends or distributions payable to the Issuer or a Subsidiary);

               (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Issuer; or

               (iii) make any Loan to CMS Energy or any of its Affiliates that is not a Subsidiary of the Issuer;

(any such dividend, distribution, purchase, redemption, other acquisition or retirement described in (i) through (iii) above being hereinafter referred to as a "Restricted Payment"), unless at the time the Issuer or such Restricted Subsidiary makes such Restricted Payment and after giving effect thereto:

                    (1) no Event of Default, and no event that with the lapse of time or the giving of notice or both would constitute an Event of Default, shall have occurred and be continuing (or would result therefrom);

                    (2) the Issuer's Fixed Charge Coverage Ratio is greater than or equal to 2.2; and

                    (3) the Issuer's Leverage Ratio is less than or equal to 55%.

         Notwithstanding the foregoing, the Issuer or any of its Restricted Subsidiaries may declare, make or pay any Restricted Payment, if at the time the Issuer or such Restricted Subsidiary makes such Restricted Payment and after giving effect thereto:

                    (1) no Event of Default, and no event that with the lapse of time or the giving of notice or both would constitute an Event of Default, shall have occurred and be continuing (or would result therefrom); and

                    (2) the aggregate amount of such Restricted Payment and all other Restricted Payments made since the date of issuance of the Series A Notes would not exceed the sum of:



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                    (A) $50 million;

                    (B) 75% of Adjusted Consolidated Net Income accumulated since the date of issuance of the Series A Notes to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment; and

                    (C) the aggregate net cash proceeds received by the Issuer after the date of issuance of the Series A Notes from capital contributions or the issuance of Capital Stock of the Issuer to a person who is not a Subsidiary of the Issuer, or from the issuance to such a person of options, warrants or other rights to acquire such Capital Stock of the Issuer.

         None of the foregoing provisions will prohibit:

              (i) dividends or other distributions paid in respect of any class of Capital Stock issued by the Issuer in connection with the acquisition of any business or assets by the Issuer or a Restricted Subsidiary where the dividends or other distributions with respect to such Capital Stock are payable solely from the net earnings of such business or assets;

              (ii) any purchase or redemption of Capital Stock of the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of, NonConvertible Capital Stock of the Issuer; or

              (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividends would have complied with this covenant.

         SECTION 3.2 Limitation on Liens.


         (a) the Issuer shall not, nor will it permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien upon any Principal Property, whether owned or leased on the date of the Indenture or thereafter acquired, to secure any Debt of the Issuer or any other Person (other than the 2010 Notes), without in any such case making effective provision whereby all of the 2010 Notes outstanding shall be secured equally and ratably with, or prior to, such Debt so long as such Debt shall be so secured. There is excluded from this restriction:

               (i) any Lien upon any property or assets of the Issuer or any Restricted Subsidiary in existence on the date of the Indenture or created pursuant to an "after-acquired property" clause or similar term in existence on the date of the Indenture or any mortgage, pledge agreement, security agreement or other similar instrument in existence on the date of the Indenture;

               (ii) any Lien upon any property or assets created at the time of acquisition of such property or assets by the Issuer or any Restricted Subsidiary or within 18 months after such time to secure all or a portion of the purchase price for such property or assets or Debt incurred to finance such purchase price, whether such Debt was incurred prior to, at the time of or within 18 months of such acquisition;

               (iii) any Lien upon any property or assets existing thereon at the time of the acquisition thereof by the Issuer or any Restricted Subsidiary (whether or not the obligations secured thereby are assumed by the Issuer or any Restricted Subsidiary);

               (iv) any Lien upon any property or assets of a Person existing thereon at the time such Person becomes a Restricted Subsidiary by acquisition, merger or otherwise (whether or not such Lien was created in anticipation of such acquisition);

               (v) any Lien securing obligations assumed by the Issuer or any Restricted Subsidiary existing at the time of the acquisition by the Issuer or any Restricted Subsidiary of the property or assets subject to such Lien or at the time of the acquisition of the Person which owns such property or assets;

               (vi) any Lien on property to secure all or part of the cost of construction or improvements thereon or to secure Debt incurred prior to, at the time of, or within 18 months after completion of such construction or making of such improvements, to provide funds for any such purpose;

               (vii) any Lien in favor of the Issuer or any Restricted
         Subsidiary;

               (viii) any Lien created or assumed by the Issuer or any Restricted Subsidiary in connection with the issuance of Debt the interest on which is excludable from gross income of the holder of such Debt pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by the Issuer or any Subsidiary;

               (ix) any Lien upon property or assets of any foreign Restricted Subsidiary to secure Debt of that foreign Restricted Subsidiary;

               (x) Permitted Liens;

               (xi) any Lien created by any program providing for the financing, sale or other disposition of trade or other receivables classified as current assets in accordance with United States generally accepted accounting principles entered into by the Issuer or by a Subsidiary of the Issuer, provided that such program is on terms customary for similar transactions, or any document executed by any Subsidiary in connection therewith, provided that such Lien is limited to the trade or other receivables in respect of which such program is created or exists, and the proceeds thereof;

               (xii) any Lien upon any additions, improvements, replacements, repairs, fixtures, appurtenances or component parts thereof attaching to or required to be attached to property or assets pursuant to the terms of any mortgage, pledge agreement, security agreement or other similar instrument, creating a Lien upon such property or assets permitted by clauses (i) through (xi), inclusive, above; or

               (xiii) any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refundings or replacements) of any Lien, in whole or in part, that is referred to in clauses (i) through (vi), inclusive, above (and liens related thereto referred to in clause (xii) above), or of any Debt secured thereby; provided, however, that the principal amount of Debt secured thereby shall not exceed the greater of the principal amount of Debt so secured at the time of such extension, renewal, refinancing, refunding or replacement and the original principal amount of Debt so secured (plus in each case the aggregate amount of premiums, other payments, costs and expenses paid or incurred in connection with such extension, renewal, refinancing, refunding or replacement); provided further, however, that such extension, renewal, refinancing, refunding or replacement shall be limited to all or a part of the property (including improvements, alterations and repairs on such property) subject to the encumbrance so extended, renewed, refinanced, refunded or replaced (plus improvements, alterations and repairs on such property).

         Notwithstanding the foregoing, under the Indenture, the Issuer may, and may permit any Restricted Subsidiary to, create, assume, incur, or suffer to exist any Lien upon any Principal Property to secure Debt of the Issuer or any Person (other than the 2010 Notes) that is not otherwise excepted by clauses (i) through (xiii), inclusive, above without securing the 2010 Notes issued under the Indenture, provided that the aggregate principal amount of all Debt then outstanding secured by such Lien and all similar Liens, together with all net sale proceeds from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (i) through (iv), inclusive, of Section 3.03(a) of this Second Supplemental Indenture) does not exceed the greater of 15% of Consolidated Net Tangible Assets or 15% of Total Capital.

         SECTION 3.3 Restriction on Sale-Leasebacks.

         (a) the Issuer shall not, nor shall it permit any Restricted Subsidiary to, engage in a Sale-Leaseback Transaction, unless:

               (i) such Sale-Leaseback Transaction occurs within 18 months from the date of acquisition of the Principal Property subject thereto or the date of the completion of construction or commencement of full operations on such Principal Property, whichever is later;

               (ii) the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than four years;

               (iii) the Issuer or such Restricted Subsidiary would be entitled to incur Debt secured by a Lien on the Principal Property subject thereto in a principal amount equal to or exceeding the net sale proceeds from such Sale-Leaseback Transaction without securing the 2010 Notes; or

               (iv) the Issuer or such Restricted Subsidiary, within an 18-month period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the net sale proceeds from such Sale-Leaseback Transaction to (A) the repayment, redemption or retirement of Funded Debt of the Issuer or any Subsidiary, or (B) investment in another Principal Property or in a Subsidiary of the Issuer which owns another Principal Property.

         Notwithstanding the foregoing, under the Indenture, the Issuer may, and may permit any Restricted Subsidiary to, effect any Sale-Leaseback Transaction that is not otherwise excepted by clauses (i) through (iv), inclusive, above, provided that the net sale proceeds from such Sale-Leaseback Transaction, together with the aggregate principal amount of outstanding Debt (other than the 2010 Notes) secured by Liens upon any Principal Properties not excepted by clauses (i) through (xiii), inclusive, of Section 3.02(a) of this First Supplemental Indenture, do not exceed the greater of 15% of the Consolidated Net Tangible Assets or 15% of Total Capital.

         SECTION 3.4 Applicability of Covenants.

         Unless otherwise stated herein, the foregoing covenants contained in this Article III shall only be in effect so long as any of the 2010 Notes are outstanding.


                                   ARTICLE IV.

                                     DEFAULT

         SECTION 4.1 General.

         All of the events specified in paragraphs (1) through (6) in Section 6.01(a) of the Base Indenture shall be "Events of Default" with respect to each of the 2010 Notes.

         SECTION 4.2 Additional Event of Default.

         The following event shall be an "Event of Default" with respect to the 2010 Notes: default in the payment of any Liquidated Damages pursuant to the Registration Rights

Agreement with respect to any of the 2010 Notes, when due, and continuance of such default for a period of 60 days.


                                   ARTICLE V.

                                   DEFEASANCE

         SECTION 5.1 General.

         All of the provisions of Article XI of the Base Indenture shall be applicable to the 2010 Notes.

         SECTION 5.2 Covenant Defeasance.

         With respect to and pursuant to the terms of Section 11.02(b) of the Base Indenture, the release of covenant obligations provided for therein shall, with respect to the 2010 Notes, also apply to Section 3.01, Section 3.02, and
Section 3.03 of this Second Supplemental Indenture.


                                   ARTICLE VI.

                                  FORM OF NOTES

         SECTION 6.1 Form of Notes.

         The Series A Notes, Series B Notes, and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                         (FORM OF FACE OF SERIES A NOTE)


This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Note is exchangeable for Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

         Unless this Note is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.


THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE SECOND SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT,
(D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON

AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "U.S. PERSONS" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

No.     A698465BC4                                                  $100,000,000


                       Panhandle Eastern Pipe Line Company

                                8.25% SENIOR NOTE
                               due 2010, SERIES A

         PANHANDLE EASTERN PIPE LINE COMPANY, a Delaware corporation (the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred million dollars ($100,000,000) on April 1, 2010 ("Maturity") and to pay interest thereon from March 27, 2000 (the "Original Issue Date") or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually in arrears on April 1 and October 1 in each year, commencing October 1, 2000 and at Maturity at the rate of 8.25% per annum, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment which shall be the close of business on the 15th day of the calendar month prior to which such Interest Payment Date occurs. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee (as defined below) for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the registered holder at such address as shall appear in the Security Register.

         This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be executed.

Dated March 27, 2000

                            PANHANDLE EASTERN PIPE LINE COMPANY


                            By
                              -----------------------------------------
                               Name: Alan M. Wright
                               Title: Senior Vice President, Chief Financial
                                      Officer and Treasurer



Attest:



By
  -----------------------------
  Name: Thomas A. McNish
  Title: Vice President and Secretary


                     (FORM OF CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Notes of the series of Notes described in the within-mentioned Indenture.


BANK ONE TRUST COMPANY, NATIONAL
ASSOCIATION, as Trustee


By
  -------------------------------
  Authorized Signatory

                            (FORM OF REVERSE OF NOTE)

         This Note is one of a duly authorized series of Securities of the Issuer (herein sometimes referred to as the "Notes"), specified in the Indenture, issued or to be issued in one or more series under and pursuant to an indenture (the "Base Indenture") dated as of March 29, 1999 among the Issuer, CMS Panhandle Holding Company, a Michigan company (which has merged into the Issuer), and NBD Bank, as trustee, (predecessor to Bank One Trust Company, National Association), further supplemented by the Second Supplemental Indenture dated as of March 27, 2000 between the Issuer and Bank One Trust Company, National Association (the "Trustee") (the Base Indenture as so supplemented, hereinafter being referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Notes. By the terms of the Indenture, the Notes are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of Notes is limited in aggregate principal amount as specified in said Second Supplemental Indenture.

         The Notes are redeemable at the option of the Issuer at any time and from time to time, in whole or in part, upon not less than 30 nor more than 45 days notice to each holder of such Notes, at a redemption price equal to the Make-Whole Price of such Notes. "Make-Whole Price" means an amount equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon (excluding the portion of any such interest accrued to the redemption date) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest thereon to the date of redemption. Unless there is a default in the payment of the redemption price, on and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption.

         "Adjusted Treasury Rate" means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price at such date of redemption, plus 25 basis points 0.25%.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

         "Comparable Treasury Price" means, with respect to any date of redemption, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such date of redemption, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities", or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such date of redemption, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of both such Reference Treasury Dealer Quotations.

         "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Issuer.

         "Reference Treasury Dealer" means, for the Notes, Donaldson, Lufkin & Jenrette Securities Corporation and its respective successors; provided, however, that if any of the foregoing shall not be a primary U.S. Government securities dealer in New York City ( a "Primary Treasury Dealer"), the Issuer shall substitute therefor another Primary Treasury Dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such date of redemption.

         The Issuer may purchase the Notes in the open market, by tender or otherwise. Notes so purchased may be held, resold or surrendered to the Trustee for cancellation. If applicable, the Issuer will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other securities laws and regulations in connection with any such purchase.

         No sinking fund is provided for the Notes.

         If an Event of Default with respect to this Note shall occur and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note or (ii) certain restrictive covenants and certain other obligations with respect to this Note, in each case upon compliance with certain conditions set forth therein.

         The Indenture permits, with certain exceptions as therein provided, modifications and amendments of the Indenture by the Issuer and the Trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding Notes.

         The Indenture provides that the holders of a majority in aggregate principal amount of the outstanding Notes may, on behalf of the holders of all Notes, waive, insofar as the

Notes are concerned, compliance by the Issuer with certain restrictive provisions of the Indenture.

         The Indenture provides that the holders of a majority in aggregate principal amount of the outstanding Notes may, on behalf of all holders of Notes, waive any past default under the Indenture with respect to any Notes, except a default (i) in the payment of principal of, or premium, if any, or any interest on any Note; or (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected.

         The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes; provided, however, that the Trustee shall not be obligated to take any action unduly prejudicial to holders not joining in such direction or involving the Trustee in personal liability.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Issuer shall not be required to (a) issue, exchange or register the transfer of this Note for a period of 15 days next preceding the mailing of the notice of redemption of Notes or (b) exchange or register the transfer of any Note or any portion thereof selected, called or being called for redemption, except in the case of any Note to be redeemed in part, the portion thereof not so to be redeemed.

         Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Issuer or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[IF NOTE IS A RESTRICTED NOTE -
                      (RESTRICTED CERTIFICATE OF TRANSFER)


  FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S)
UNTO                            PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


------------------------------

------------------------------

-----------------------------------------
-----------------------------------------
(Please print or typewrite name and address including postal zip code, of assignee)


-----------------------------------------
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints
            ---------------------------

-----------------------------------------
to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

The undersigned certifies that said Note is being resold, pledged or otherwise transferred as follows: (check one)

[ ]      to the Issuer;

[ ] to a Person whom the undersigned reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A;

[ ] in an offshore transaction in accordance with Rule 903 or 904 of Regulation S under the Securities Act;

[ ] to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring this Note for investment purposes and not for distribution; (attach a copy of an Investment Letter For Institutional Accredited Investors in the form annexed signed by an authorized officer of the transferee)

[ ] as otherwise permitted by the non-registration legend appearing on this Note; or

[ ] as otherwise agreed by the Issuer, confirmed in writing to the Trustee, as follows: (describe)


-----------------------------------------

-----------------------------------------



Dated:
      -------------                                         --------------------

[IF NOTE IS NOT A RESTRICTED NOTE -

                            (CERTIFICATE OF TRANSFER)


  FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S)
UNTO                            PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


------------------------------

------------------------------


-----------------------------------------

-----------------------------------------
(Please print or typewrite name and address including postal zip code, of assignee)


-----------------------------------------
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints
            ---------------------------


-----------------------------------------
to transfer said Note on the books of the Issuer, with full power of substitution in the premises.








Dated:
      -------------                                         --------------------

                         (FORM OF INVESTMENT LETTER FOR
                       INSTITUTIONAL ACCREDITED INVESTORS)




Transferor, Trustee and Issuer Names and Addresses



Ladies and Gentlemen:

  In connection with our proposed purchase of 8.25% Notes due 2010, Series A (the "Notes") issued by Panhandle Eastern Pipe Line Company, a Delaware corporation (the "Issuer"), we confirm that:


                  1. We have received a copy of the Offering Memorandum (the "Offering Memorandum") relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agree to the matters stated under the caption NOTICE TO INVESTORS in such Offering Memorandum, and the restrictions on duplication or circulation of, or disclosure relating to, such Offering Memorandum.

                  2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to Notes (the "Indenture") and that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth under NOTICE TO INVESTORS in the Offering Memorandum and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended ("Securities Act").

                  3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we sell any Notes, we will do so only (A) to the Issuer, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (substantially in the form of this letter) and an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 903 or 904 of

         Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

                  4. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Issuer such certifications, legal opinions and other information as the Trustee and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
         Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  6. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You, the Issuer and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                         Very truly yours,


                                         By:
                                            -------------------------
                                           Name:
                                           Title:


                                  (END OF FORM)

                         (FORM OF FACE OF SERIES B NOTE)


This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Note is exchangeable for Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

         Unless this Note is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.


CUSIP No. 698465BD2                                                 $100,000,000


                       Panhandle Eastern Pipe Line Company

                                8.25% SENIOR NOTE
                               due 2010, SERIES B

         PANHANDLE EASTERN PIPE LINE COMPANY, a Delaware corporation (the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred million dollars ($100,000,000) on April 1, 2010 ("Maturity") and to pay interest thereon from March 27, 2000 (the "Original Issue Date") or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually in arrears on April 1 and October 1 in each year, commencing October 1, 2000 and at Maturity at the rate of 8.25% per annum, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment which shall be the close of business on the 15th day of the calendar month prior to which such Interest Payment Date occurs. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee (as defined below) for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the registered holder at such address as shall appear in the Security Register.

         This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be executed.

Dated March 27, 2000

                                PANHANDLE EASTERN PIPE LINE COMPANY


                                By
                                   -----------------------------------
                                  Name: Alan M. Wright
                                  Title: Senior Vice President, Chief Financial
                                         Officer and Treasurer



Attest:



By
   ----------------------------------
  Name:  Thomas A. McNish
  Title: Vice President and Secretary


                     (FORM OF CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Notes of the series of Notes described in the within-mentioned Indenture.


BANK ONE TRUST COMPANY, NATIONAL
ASSOCIATION, as Trustee


By
   ----------------------------------
  Authorized Signatory

                            (FORM OF REVERSE OF NOTE)

         This Note is one of a duly authorized series of Securities of the Issuer (herein sometimes referred to as the "Notes"), specified in the Indenture, issued or to be issued in one or more series under and pursuant to an indenture (the "Base Indenture") dated as of March 29, 1999 among the Issuer, CMS Panhandle Holding Company, a Michigan company (which has merged into the Issuer), and NBD Bank, as trustee, (predecessor to Bank One Trust Company, National Association), further supplemented by the Second Supplemental Indenture dated as of March 27, 2000 between the Issuer and Bank One Trust Company, National Association (the "Trustee") (the Base Indenture as so supplemented, hereinafter being referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Notes. By the terms of the Indenture, the Notes are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of Notes is limited in aggregate principal amount as specified in said Second Supplemental Indenture.

         The Notes are redeemable at the option of the Issuer at any time and from time to time, in whole or in part, upon not less than 30 nor more than 45 days notice to each holder of such Notes, at a redemption price equal to the Make-Whole Price of such Notes. "Make-Whole Price" means an amount equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon (excluding the portion of any such interest accrued to the redemption date) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest thereon to the date of redemption. Unless there is a default in the payment of the redemption price, on and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption.

         "Adjusted Treasury Rate" means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price at such date of redemption, plus 25 basis points 0.25%.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

         "Comparable Treasury Price" means, with respect to any date of redemption, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such date of redemption, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities", or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such date of redemption, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of both such Reference Treasury Dealer Quotations.

         "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Issuer.

         "Reference Treasury Dealer" means, for the Notes, Donaldson, Lufkin & Jenrette Securities Corporation and its respective successors; provided, however, that if any of the foregoing shall not be a primary U.S. Government securities dealer in New York City ( a "Primary Treasury Dealer"), the Issuer shall substitute therefor another Primary Treasury Dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such date of redemption.

         The Issuer may purchase the Notes in the open market, by tender or otherwise. Notes so purchased may be held, resold or surrendered to the Trustee for cancellation. If applicable, the Issuer will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other securities laws and regulations in connection with any such purchase.

         No sinking fund is provided for the Notes.

         If an Event of Default with respect to this Note shall occur and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note or (ii) certain restrictive covenants and certain other obligations with respect to this Note, in each case upon compliance with certain conditions set forth therein.

         The Indenture permits, with certain exceptions as therein provided, modifications and amendments of the Indenture by the Issuer and the Trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding Notes.

         The Indenture provides that the holders of a majority in aggregate principal amount of the outstanding Notes may, on behalf of the holders of all Notes, waive, insofar as the

Notes are concerned, compliance by the Issuer with certain restrictive provisions of the Indenture.

         The Indenture provides that the holders of a majority in aggregate principal amount of the outstanding Notes may, on behalf of all holders of Notes, waive any past default under the Indenture with respect to any Notes, except a default (i) in the payment of principal of, or premium, if any, or any interest on any Note; or (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected.

         The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes; provided, however, that the Trustee shall not be obligated to take any action unduly prejudicial to holders not joining in such direction or involving the Trustee in personal liability.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Issuer shall not be required to (a) issue, exchange or register the transfer of this Note for a period of 15 days next preceding the mailing of the notice of redemption of Notes or (b) exchange or register the transfer of any Note or any portion thereof selected, called or being called for redemption, except in the case of any Note to be redeemed in part, the portion thereof not so to be redeemed.

         Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Issuer or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                            (CERTIFICATE OF TRANSFER)


  FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S)
UNTO                            PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


------------------------------

------------------------------


-----------------------------------------

-----------------------------------------
(Please print or typewrite name and address including postal zip code, of assignee)



-----------------------------------------
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints
            ---------------------------



-----------------------------------------
to transfer said Note on the books of the Issuer, with full power of substitution in the premises.








Dated:
      -------------                                         --------------------

                                  ARTICLE VII.

                             ORIGINAL ISSUE OF NOTES

         SECTION 7.1 Original Issue of Notes

         Upon execution of this Second Supplemental Indenture, the Series Notes in the aggregate principal amount of $100,000,000 may be executed by the Issuer. Such Notes may be delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Issuer, signed by its Chairman, President or any Vice President and its Secretary or an Assistant Secretary, without any further action by the Issuer. Further, upon execution of this Second Supplemental Indenture, the Series B Notes in the aggregate principal amount of $100,000,000 may be executed by the Issuer. Such notes may be delivered to the Trustee to hold until a Registration Statement has been declared effective by the SEC and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Issuer, signed by its Chairman, President or any Vice President and its Secretary or an Assistant Secretary, without any further action by the Issuer.


                                  ARTICLE VIII.

                                  MISCELLANEOUS

         SECTION 8.1 Ratification of Indenture.

         The Base Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Second Supplemental Indenture shall supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

         SECTION 8.2 Trustee Not Responsible for Recitals.


         The recitals herein contained are made by the Issuer and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

         SECTION 8.3 Governing Law.

         This Second Supplemental Indenture and each Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

         SECTION 8.4 Separability.

         In case any one or more of the provisions contained in this Second Supplemental Indenture or in the 2010 Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the 2010 Notes, but this Second Supplemental Indenture and the 2010 Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

         SECTION 8.5 Counterparts.

         This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

                         PANHANDLE EASTERN PIPE LINE COMPANY
                         As Issuer


                         By: /s/ A M Wright
                            ----------------------------------
                            Name: Alan M. Wright
                            Title: Senior Vice President, Chief Financial
                                   Officer and Treasurer



                         BANK ONE TRUST COMPANY, NATIONAL
                         ASSOCIATION,
                          as Trustee



                         By: /s/ Ernest J. Peck
                             ---------------------------------
                             Name: Ernest J. Peck
                             Title: Vice President